OFFICER'S CERTIFICATE PURSUANT TO SECTION 3.18 OF THE POOLING AND SERVICING
                       AGREEMENT DATED AS OF JUNE 26, 2001


                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-7


I, Robert S. O'Neill, Senior Vice President of Bank of America, N.A., the Servicer in connection with Mortgage Pass-Through Certificates Series 2001-7, do hereby certify that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under the Agreement, has been made under my supervision, (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled in all material aspects its obligations under the Agreement throughout such year.

Certified on this 4th day of March 2003.


                                       BANK OF AMERICA, N.A.


                                       By:
                                          ------------------------------
                                            Name:  Robert S. O'Neill
                                            Title: Senior Vice President


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